                                                                       EXHIBIT 2



 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



         The following unaudited pro forma condensed combined statements of operations reflect the acquisition by FHGLP of the assets of FCSC and the assumption of certain of its liabilities as if the acquisition had occurred on January 1, 1995 and January 1, 1996, respectively. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1995 also reflects the pro forma effect of FHGLP's acquisition on December 28, 1995 of the stock of Falcon First, Inc., ("Falcon First") as if such acquisition had occurred on January 1, 1995. The unaudited pro forma balance sheet as of March 31, 1996 reflects the acquisition of FCSC's assets and the assumption of certain of its liabilities assuming the acquisition had occurred on March 31, 1996.

         The pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable. The acquisition of FCSC will be accounted for by FHGLP as a purchase. The pro forma adjustments for the acquisitions of Falcon First and FCSC include estimated adjustments to tangible and intangible assets, goodwill, notes payable, and other accounts. The pro forma adjustments for the acquisition of FCSC have been made based on an appraised determination of the fair market value of the assets acquired. The pro forma adjustments for the acquisition of Falcon First have been made based on management's determination of the fair market value of the assets acquired. The adjustments included in the unaudited pro forma combined financial statements represent FHGLP's preliminary determination of those adjustments. There can be no assurance that the actual adjustments will not differ from the pro forma adjustments reflected in the pro forma combined financial information.

         The unaudited pro forma condensed combined financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of FHGLP, together with the related notes thereto, included in FHGLP's Annual Report on Form 10K for the year ended December 31, 1995.

                                                            Exhibit No. II A & B

                  FALCON HOLDING GROUP, L.P. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          Year ended December 31, 1995
                                   Unaudited


                                           Historical
                                     ---------------------    Pro Forma     Pro Forma Incl  Historical    Pro Forma      Pro Forma
                                      FHGLP    FALCON FIRST  Adjustments     FALCON FIRST      FCSC      Adjustments     Combined
                                     --------  ------------  -----------    --------------  ----------   -----------     ---------
                                                                            (Dollars in Thousands)
REVENUES                             $151,208     $ 31,556      $ (1,554)(1)     $181,210     $ 52,935     $ (2,647)(7)   $231,498
                                     --------     --------      --------         --------     --------     --------       --------
EXPENSES:
 Service costs                         41,626       10,031             -           51,657       16,213            -         67,870
 General and administrative
  expenses                             30,026        5,639        (1,554)(2)       34,111        8,188        1,972 (7)     44,271
 General Partner management fees
  and reimbursed expenses                   -            -             -                -        4,619       (4,619)(8)          -
 Depreciation and amortization         54,386       16,210         7,133 (3)       77,729       16,825       10,477 (9)    105,031
                                     --------     --------      --------         --------     --------     --------       --------
    Total Expenses                    126,038       31,880         5,579          163,497       45,845        7,830        217,172
                                     --------     --------      --------         --------     --------     --------       --------

    Operating Income (Loss)            25,170         (324)       (7,133)          17,713        7,090      (10,477)        14,326

OTHER INCOME (EXPENSE):
 Interest expense, net                (57,777)     (16,229)        7,062 (4)      (66,944)     (16,795)       4,712 (10)   (79,027)
 Equity in net loss of affiliated
  partnerships                         (5,705)           -         4,772 (5)         (933)           -            -           (933)
 Other income, net                     13,077            7             -           13,084        5,901            -         18,985
                                     --------     --------      --------         --------     --------     --------       --------
    Loss before income tax benefit    (25,235)     (16,546)        4,701          (37,080)      (3,804)      (5,765)       (46,649)

INCOME TAX EXPENSE, (BENEFIT)               -          678        (6,634)(6)       (5,956)           -            -         (5,956)
                                     --------     --------      --------         --------     --------     --------       --------
NET LOSS                             $(25,235)    $(17,224)     $ 11,335         $(31,124)     $(3,804)    $ (5,765)      $(40,693)
                                     ========     ========      ========         ========     ========     ========       ========

                  FALCON HOLDING GROUP, L.P. AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1996
                                   Unaudited

                                               Historical
                                          --------------------     Pro Forma      Pro Forma
                                            FHGLP        FCSC     Adjustments     Combined
                                          --------     -------    -----------     ---------
                                                      (Dollars in Thousands)
REVENUES                                  $ 46,203     $13,478      $  (674)(7)   $ 59,007
                                          --------     -------      -------       --------
EXPENSES:
 Service costs                              12,756       3,670            -         16,426
 General and administrative expenses         7,984       1,922          506 (7)     10,412
 General Partner management fees
  and reimbursed expenses                        -       1,180       (1,180)(8)          -
 Depreciation and amortization              20,150       3,643        2,619 (9)     26,412
                                          --------     -------      -------       --------
    Total Expenses                          40,890      10,415        1,945         53,250
                                          --------     -------      -------       --------
    Operating income                         5,313       3,063       (2,619)         5,757

OTHER INCOME (EXPENSE):
 Interest expense, net                     (15,602)     (4,136)         970 (10)   (18,768)
 Other income, net                           1,180       1,480            -          2,660
 Equity in net loss of affiliated
   partnerships                                 15           -            -             15
 Minority interest in net loss of
   consolidated subsidiary                       8           -            -              8
                                          --------     -------      -------       --------
NET INCOME (LOSS)                         $ (9,086)    $   407      $(1,649)      $(10,328)
                                          ========     =======      =======       ========

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS:

(1) To eliminate FHGLP management fee income from Falcon First.

(2) To eliminate Falcon First's management fee expense to FHGLP.

(3) To record additional amortization expense attributable to the preliminary adjustments of Falcon First's intangible assets to estimated fair value. There was no pro forma adjustment to depreciation expense because the book value of the plant and equipment prior to acquisition approximated fair value.

(4) To reduce interest expense as a result of the repayment of FHGLP's and Falcon First's borrowings under the Loan Agreement with a portion of the proceeds based upon the differences in interest rate structure, and record amortization expense on debt issue costs estimated at $4,854,700 incurred in connection with the new borrowings.

(5) To eliminate losses recorded in 1995 by FHGLP related to its investment in Falcon First.

(6) To record estimated future tax effects, based on current tax law, of the differences in the financial reporting and income tax bases of Falcon First's assets.

(7) To eliminate FHGLP management fee income and expense reimbursements from FCSC.

(8) To eliminate FCSC management fees and reimbursed expenses.

(9) To record additional depreciation and amortization expense attributable to the increase in FCSC's assets to reflect the appraised value of the acquired assets.

(10)To reduce interest expense to reflect the terms of the Amended and Restated FHGLP Bank Credit Agreement as if the borrowings thereunder related to the acquisition had been in effect during the entire period; and to record the amortization of debt issue costs estimated at $3,375,800 incurred in connection with the Amended and Restated Bank Credit Agreement.

                                                                                                Three months
                                                                                  Year ended        ended
                                                                                 December 31,     March 31,
                                                                                     1995           1996
                                                                                -------------  -------------
                                                                                   (Dollars in Thousands)
    Eliminate interest expense related to the former Bank Credit Agreement         $(41,502)      $(8,176)
    Eliminate interest expense related to FCSC's borrowings                         (16,154)       (3,847)
    Eliminate amortization expense on historical deferred loan costs                   (407)         (128)
    Record estimated interest expense on borrowings under the Amended and
        Restated Bank Credit Agreement                                               52,695        12,957
    Record amortization expense on Amended and Restated FHGLP debt issue costs          656           164
                                                                                   --------       -------
                                                                                   $ (4,712)      $   970
                                                                                   ========       =======

                                                                Exhibit No. II C

                  FALCON HOLDING GROUP, L.P. AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1996
                                   UNAUDITED

                                                               Historical
                                                        --------------------     Pro Forma            Pro Forma
                                                         FHGLP       FCSC       Adjustments           Combined
                                                        --------  ----------    -----------           ---------
                                                                        (Dollars in Thousands)
ASSETS:
 Cash and cash equivalents                              $ 11,019    $  1,479      $  3,467 (1)        $  15,965
 Receivables:
  Trade                                                    6,943       1,089             -                8,032
  Affiliates                                              11,809           -        (5,332)(2)            6,477
 Other assets                                              5,008       1,786             -                6,794
 Cable materials, equipment and supplies                   4,170       1,123           (15)(3)            5,278
 Investment in affiliated partnerships and
   other investments                                      12,279           -             -               12,279
 Property, plant and equipment, net                      224,703      70,045         9,351 (3)          304,099
 Franchise cost and goodwill, net                        274,786      30,052        63,695 (3)
                                                                                       356 (6)
                                                                                      (986)(4)          367,903
 Customer lists and other intangible costs, net            5,729       1,236        74,604 (3)
                                                                                     2,275 (5)           83,844
 Deferred loan costs, net                                 11,425         722         3,020 (6)           15,167
                                                        --------    --------      --------            ---------
                                                        $567,871    $107,532      $150,435            $ 825,838
                                                        ========    ========      ========            =========
LIABILITIES:
 Notes payable                                          $673,238    $171,749      $ 81,299 (7)        $ 926,286
 Accounts payable                                          2,993       1,181        (1,181)(8)            2,993
 Accrued expenses and other                               26,728       8,049        (2,815)(9)           31,962
 Payable to general partner                                    0       5,332        (5,332)(10)               -
 Customer deposits and prepayments                         1,208         671             -                1,879
 Deferred income taxes                                     7,440           -             -                7,440
 Minority interest                                           219           -             -                  219
 Equity in losses of affiliated partnerships
   in excess of investment                                 4,551           -          (986)(4)            3,565
                                                        --------    --------      --------            ---------
       TOTAL LIABILITIES                                 716,377     186,982        70,985              974,344
                                                        --------    --------      --------            ---------
REDEEMABLE PARTNERS' EQUITY                              271,902           -             -              271,902
                                                        --------    --------      --------            ---------
PARTNERS' DEFICIT:
 General partner                                         (12,183)        (18)           18 (11)         (12,183)
 Limited partners                                       (408,418)    (79,432)       79,432 (11)        (408,418)
 Unrealized gain on available-for-sale securities             193           -             -                  193
                                                        --------    --------      --------            ---------
       TOTAL PARTNERS' DEFICIT                          (420,408)    (79,450)       79,450             (420,408)
                                                        --------    --------      --------            ---------
                                                        $567,871    $107,532      $150,435            $ 825,838
                                                        ========    ========      ========            =========

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BALANCE SHEET:

(1) To record additional cash paid to FHGLP as an adjustment of the purchase price related to the assumption of certain liabilities by FHGLP.

(2) To eliminate management fees receivable from FCSC.

(3) To allocate to the respective acquired assets the excess of the $247,396,800 purchase price over their book values based upon their appraised values at December 31, 1995, as adjusted for capital expenditure activity in the first quarter of 1996.

                                                                                     As of
                                                                                   March 31,
                                                                                     1996
                                                                                  ----------
                                                                           (Dollars in Thousands)
    Allocation of excess of cost over book value:
        Property, Plant & Equipment                                                $  9,351
        Franchise Cost and Goodwill                                                  63,695
        Customer list                                                                74,604
        Inventory                                                                       (15)
                                                                                   --------
                                                                                   $147,635
                                                                                   ========

(4) To eliminate FHGLP's equity in losses of the general partner of FCSC in excess of FHGLP's investment.

(5) To record other organization costs of $2,275,000 incurred in connection with the FHGLP's acquisition of FCSC's assets.

(6) To eliminate FCSC's historical deferred loan costs and record additional debt issue costs incurred in connection with the Amended and Restated FHGLP Bank Credit Agreement.

                                                                                     As of
                                                                                   March 31,
                                                                                     1996
                                                                                  ----------
                                                                           (Dollars in Thousands)
    Eliminate FCSC's  historical deferred loan costs, net                           $ (356)
    Record debt issue costs related to additional borrowings                         3,376
                                                                                    ------
                                                                                    $3,020
                                                                                    ======

    The pro forma effect of eliminating the historical deferred loan costs has been reflected as additional goodwill.

(7) To eliminate historical debt and record additional bank debt incurred under the Amended and Restated Bank Credit Agreement in connection with the FHGLP acquisition of FCSC and repayment of certain Subordinated Notes of FHGLP.

                                                                                     As of
                                                                                   March 31,
                                                                                     1996
                                                                                  ----------
                                                                           (Dollars in Thousands)
    Record additional bank borrowings                                             $ 281,624
    Eliminate a portion of FHGLP's Subordinated Notes retired at closing            (28,576)
    Eliminate FCSC debt                                                            (171,749)
                                                                                  ---------
                                                                                  $  81,299
                                                                                  =========

(8) To eliminate accounts payable not assumed by FHGLP.

(9) To eliminate FCSC's accrued interest related to debt retired at the acquisition date.

(10)To eliminate FCSC's accrued management fees payable to FHGLP.

(11)To eliminate FCSC's partners' deficit.